EXHIBIT  16.1


May 20, 2002

Securities  and  Exchange  Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Amended Form 8-K for the event that occurred on May 3, 2002 (the termination of the client-auditor relationship), to be filed by our former client, Shadows Bend Development, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very  truly  yours,



Clyde  Bailey,  P.C.


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